As filed with the Securities and Exchange Commission on January 24, 2003

                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        _________________________________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        _________________________________

                              BancAffiliated, Inc.
             (Exact name of registrant as specified in its charter)


           Maryland                                               75-2926393
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                500 Harwood Road
                              Bedford, Texas 76021
          (Address of principal executive offices, including zip code)

                       ___________________________________

                              BancAffiliated, Inc.
                      2002 Stock Option and Incentive Plan
                            (Full title of the plan)
                       __________________________________


                      Garry J. Graham                      Copy to:
            President, Chief Executive Officer                            Richard S. Garabedian, Esq.
                   BancAffiliated, Inc.                                      Michael A. Troy, Esq.
                     500 Harwood Road                           Jenkens & Gilchrist, A Professional Corporation
                      Bedford, Texas                                1919 Pennsylvania Ave., N.W., Suite 600
                      (817) 285-6195                                      Washington, D.C. 20006-3404
      (Name, address, and telephone number including
       area code of agent for service for service)




                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum       Proposed maximum
           Title of                 Amount to           offering price           aggregate                Amount of
 securities to be registered     be registered(1)         per share            offering price         registration fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01     38,900 shares         $11.53(2)             $448,517(2)                $41.27
per share)
--------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate number of additional shares of common stock which, by reason of certain events specified in the employee benefit plan described herein, may become subject to the employee benefit plan.
(2) Estimated, pursuant to Rule 457(h), solely for the purpose of calculating the registration fee, based upon the price at which the options may be exercised.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the BancAffiliated, Inc. 2002 Stock Option and Incentive Plan, which we refer to as the Plan, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Such documents are not being filed with the Securities and Exchange Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents previously or concurrently filed by BancAffiliated, Inc. with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

          (a) BancAffiliated, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 (File No. 16433) filed on September 30, 2002, with the Securities and Exchange Commission;

          (b) BancAffiliated, Inc.'s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2002 (File No. 16433) filed on November 14, 2002, with the Securities and Exchange Commission;

          (c) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by audited financial statements contained in the Annual Report on Form 10-KSB referred to in Item 3(a) above; and

          (d) the description of the Common Stock, par value $0.01 per share, of BancAffiliated, Inc. set forth in the Registration Statement on Form 8-A12B, filed with the Securities and Exchange Commission on April 6, 2001, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by BancAffiliated, Inc. with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

Item 4.  Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Article 12 of BancAffiliated, Inc.'s Articles of Incorporation provides for indemnification of current and former directors and officers or individuals serving any other entity at the request of BancAffiliated, Inc., to the fullest extent required or permitted under Maryland law. In addition, Article 12 provides for the indemnification of other employees and agents to the extent authorized by the Board of Directors and permitted under Maryland law. Article 12 also provides Affiliated BancAffiliated, Inc. with the authority to purchase insurance for indemnification purposes. The indemnification provisions set forth within Article 12 are non-exclusive in nature, however, BancAffiliated, Inc. shall not be liable for any payment under Article 12 to the extent that said person entitled to be indemnified has actually received payment under any insurance policy, agreement or otherwise of the amounts indemnifiable under
Article 12.

     Section 2-418 of the General Corporation Law of the State of Maryland permits a corporation to indemnify a person against judgments, penalties, settlements and reasonable expenses unless it is proven that (1) the conduct of the person was material to the matter giving rise to the proceeding and the person acted in bad faith or with "active and deliberate dishonesty," (2) the person actually received an improper benefit or (3) in the case of a criminal proceeding, the person had reason to believe that his conduct was unlawful.

     Maryland law provides that where a person is a defendant in a derivative proceeding, the person may not be indemnified if the person is found liable to the corporation. Maryland law also provides that a person may not be indemnified in any proceeding alleging improper personal benefit to the person in which the person was found liable on the grounds that personal benefit was improperly received.

     Maryland law further provides that unless otherwise provided in the corporation's Articles of Incorporation, a director or officer (but not an employee or agent) who is successful on the merits or otherwise in defense of any proceeding must be indemnified against reasonable expenses. The Articles of Incorporation do not otherwise provide a bar against mandatory indemnification.

     Finally, Section 2-418 of the General Corporation Law also permits expenses incurred by a person in defending a proceeding to be paid by the corporation in advance of the final disposition of the proceeding upon the receipt of an undertaking by the director or officer to repay this amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against these expenses. The person seeking indemnification of expenses must affirm in writing that he or she believes in good faith that he or she has met the applicable standard for indemnification of expenses.

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         Exhibit           Description of Exhibit
         -------           ----------------------

          4.1 Articles of Incorporation of BancAffiliated, Inc. (Previously filed with the Securities and Exchange Commission on February 1, 2002, as Exhibit 3.1 to BancAffiliated, Inc.'s Registration
               Statement on Form SB-2 (File No. 333-54814) and incorporated herein by reference)

          4.2 Bylaws of BancAffiliated, Inc. (Previously filed with the Securities and Exchange Commission on February 1, 2002, as
               Exhibit 3.2 to BancAffiliated, Inc.'s Registration Statement on Form SB-2 (File No. 333-54814) and incorporated herein by reference)

          4.3 BancAffiliated, Inc.'s 2002 Stock Option and Incentive Plan (Previously filed with the Securities and Exchange Commission on September 26, 2002, as Appendix B to BancAffiliated, Inc.'s Definitive Proxy Statement relating to the 2002 Annual Meeting of Stockholders (File No. 001- 16433) and incorporated herein by reference)

          5.1  Opinion of Jenkens & Gilchrist, A Professional Corporation

          23.1 Consent of Jenkens & Gilchrist, A Professional Corporation (included in their opinion filed as Exhibit 5.1)

          23.2 Consent of Payne, Falkner, Smith & Jones, P.C.

          24   Power of Attorney*

         ____________________

          *    Contained in Signature Page

Item 9.   Undertakings.

          A.  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, State of Texas, on January 23, 2003.

                               BancAffiliated, Inc.


                               By:  /s/ Garry J. Graham
                                    --------------------------------------------
                                    Garry J. Graham
                                    President, Chief Executive Officer and Chief
                                    Financial Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Garry J. Graham his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the
Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates included:


                    Signature                                          Capacity                              Date
                    ---------                                          --------                              ----
/s/ Kenneth L. Lee                                      Chairman of the Board and                     January 23, 2003
---------------------------                             Director of the Corporation
Kenneth L. Lee


/s/ Donald H. Stone                                     Vice Chairman of the Board                    January 23, 2003
---------------------------                             and Director of the Corporation
Donald H. Stone


/s/ Garry J. Graham                                     President, Chief Executive                    January 23, 2003
---------------------------                             Officer, Chief Financial Officer
Garry J. Graham                                         and Director of the Corporation

/s/ William J. Wethington                               Director of the Corporation                   January 23, 2003
---------------------------
William J. Wethington

/s/ James E. Jennings                                   Director of the Corporation                   January 23, 2003
---------------------------
James E. Jennings

/s/ Kenneth L. Schilling                                Director of the Corporation                   January 23, 2003
---------------------------
Kenneth L. Schilling


         Exhibit           Description of Exhibit
         -------           ----------------------

          4.1 Articles of Incorporation of BancAffiliated, Inc. (Previously filed with the Securities and Exchange Commission on February 1, 2002, as Exhibit 3.1 to BancAffiliated, Inc.'s Registration
               Statement on Form SB-2 (File No. 333-54814) and incorporated herein by reference)

          4.2 Bylaws of BancAffiliated, Inc. (Previously filed with the Securities and Exchange Commission on February 1, 2002, as
               Exhibit 3.2 to BancAffiliated, Inc.'s Registration Statement on Form SB-2 (File No. 333-54814) and incorporated herein by reference)

          4.3 BancAffiliated, Inc.'s 2002 Stock Option and Incentive Plan (Previously filed with the Securities and Exchange Commission on September 26, 2002, as Appendix B to BancAffiliated, Inc.'s Definitive Proxy Statement relating to the 2002 Annual Meeting of Stockholders (File No. 001- 16433) and incorporated herein by reference)

          5.1* Opinion of Jenkens & Gilchrist, A Professional Corporation

         23.1* Consent  of  Jenkens  &  Gilchrist,  A  Professional  Corporation
               (included in their opinion filed as Exhibit 5.1)

         23.2* Consent of Payne, Falkner, Smith & Jones, P.C.

         24**  Power of Attorney

         ____________________

          *    Filed herewith
          **   Contained in Signature Page